Exhibit 99.1

NEWS

FOR RELEASE: 4:00 PM CT, Thursday, September 14, 2006

Charter Announces Closing of Exchange Offer for $450.0 Million of
5.875% Convertible Senior Notes Due 2009

ST. LOUIS, MO - Charter Communications, Inc. (Nasdaq: CHTR) (“Charter”) today announced the closing of the offer by its subsidiaries, CCHC, LLC (“CCHC”) and CCH II, LLC and CCH II Capital Corp. (collectively, “CCH II”) to issue a combination of cash, Class A Common Stock of Charter, and 10.25% Senior Notes due 2010 issued by CCH II (the “CCH II Notes”) in exchange for $450.0 million of Charter’s 5.875% Convertible Senior Notes due 2009.

The offer was closed and the $196.7 million in cash, including accrued interest, 41.5 million shares of Class A Common Stock (net of shares returned to Charter under the optional settlement procedure described in the exchange offer prospectus) and $146.2 million aggregate principal amount of CCH II Notes were issued as scheduled on Thursday, September 14, 2006.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

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About Charter Communications®

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States.  Charter provides a full range of advanced broadband services, including advanced Charter Digital® video entertainment programming, Charter High-Speed™ Internet access service, and Charter Telephone™ services. Charter Business™ similarly provides scalable, tailored and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services and business telephone.  Charter’s advertising sales and production services are sold under the Charter Media® brand.  More information about Charter can be found at www.charter.com.

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Contact:

Media:      Analysts:
Anita Lamont     Mary Jo Moehle
314/543-2215     314/543-2397

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in reports or documents that we file from time to time with the SEC, and include, but are not limited to:

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the availability, in general, of funds to meet interest payment obligations under our debt and to fund our operations and necessary capital expenditures, either through cash flows from operating activities, further borrowings or other sources and, in particular, our ability to be able to provide under applicable debt instruments and under applicable law, such funds (by dividend, investment or otherwise) to the applicable obligor of such debt;

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our ability to comply with all covenants in our indentures and credit facilities, any violation of which would result in a violation of the applicable facility or indenture and could trigger a default of other obligations under cross-default provisions;

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our ability to pay or refinance debt prior to or when it becomes due and/or to take advantage of market opportunities and market windows to refinance that debt through new issuances, exchange offers or otherwise, including restructuring our balance sheet and leverage position;

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our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services and to maintain and grow a stable customer base, particularly in the face of increasingly aggressive competition from other service providers;

•	our ability to obtain programming at reasonable prices or to pass programming cost increases on to our customers;
•	general business conditions, economic uncertainty or slowdown; and
•	the effects of governmental regulation, including but not limited to local franchise authorities, on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement.